UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2006

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page
1.01	Entry into a Material Definitive Agreement	3

2.01	Completion of Acquisition or Disposition of Assets	3

2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant	3

9.01	Financial Statements and Exhibits	3

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Item 1.01 Entry into a Material Definitive Agreement

On March 13, 2006, we entered into a $100 million credit facility which expires on March 12, 2007. Borrowings under the Revolver are available on a committed revolving credit basis at our choice of various short-term rates or through an auction procedure at the time of each borrowing. The facility will primarily be used as credit support for our commercial paper program in lieu of direct borrowings under the facility.

On March 16, 2006, we entered into an agreement to acquire 100% of the common stock of uSwitch. A copy of the press release announcing the acquisition is filed as Exhibit 99.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 16, 2006, we acquired 100% of the common stock of uSwitch for $366 million in cash. uSwitch operates an online comparison service that helps consumers compare prices on a range of services including gas, electricity, home phone, broadband providers and personal finance products in the United Kingdom. The acquisition was financed through a combination of cash on hand and borrowings on both existing and new credit facilities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 13, 2006, we issued $275 million of commercial paper and borrowed $100 million under our variable-rate credit facilities. The borrowings were primarily used to complete the acquisition of uSwitch.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description of Item
99.01	Press release dated March 16, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Lori A. Hickok
Lori A. Hickok
Vice President and Controller

Dated: March 16, 2006

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